UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  October 24, 1997

                         MENDOCINO BREWING COMPANY, INC.
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             (Exact name of registrant as specified in its charter)


        California                     1-13636                   68-0318293
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State or Other Jurisdiction         (Commission               (I.R.S. Employer
     of Incorporation)              File number)             Identification No.)


13351 South Highway 101, Hopland, CA                                       95449
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's phone number, including area code:  707-744-1015


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Item 1.  Changes of Control of Registrant.

On October 24, 1997, the registrant, Mendocino Brewing Company, Inc. (the "Company") entered into a series of agreements with United Breweries of America, Inc. ("UBA") the effect of which was to vest control of the Company in UBA. The agreements included an Investment Agreement with UBA whereby (a) the Company issued 1,600,000 shares of common stock to UBA at a purchase price of $4.25 per share in exchange for $1,800,000 cash and $5,000,000 in assets in the form of 100% of the outstanding interests of Releta Brewing Company LLC, a limited liability company formed by UBA for the purpose of acquiring the North Country Brewery in Saratoga Springs, New York; and (b) UBA unconditionally agreed to purchase an additional 517,647 shares for cash at $4.25 per share ($2,200,000 in the aggregate) on or before November 30, 1997. The foregoing shares were in addition to 2,000 the Company issued to UBA on October 24, 1997, pursuant to a Refundable Deposit Agreement with The UB Group dated May 2, 1997, in consideration of a $250,000 refundable deposit toward the purchase of the foregoing securities.

The Investment  Agreement also granted UBA the following  rights,  among others:
(a) a right of first offer with respect to future sales of Company securities to ensure that UBA may purchase a number of shares offered by the Company sufficient to maintain UBA's percentage of ownership on a fully-diluted basis at 45%; (b) a prohibition on the issuance by the Company of securities that would enable any other party to exceed the percentage ownership of the voting securities owned by UBA; (c) a prohibition on issuing senior securities without the consent of UBA; and (d) prohibitions on purchases or sales of assets in amounts in excess of 50% of the book value of the Company's assets. The restrictions terminate when UBA's share ownership falls below certain levels as specified in the Investment Agreement.

In connection with, and as a condition to, UBA's investment in the Company, (a) the Board of Directors increased the size of the Board from five to seven persons as permitted by the bylaws of the Company; (b) Norman H. Franks and Michael F. Lovett resigned from the Board of Directors; (c) Vijay Mallya, O'Neil Nalavadi, Jerome G. Merchant, and Yashpal Singh were appointed to fill the resulting vacancies on the Board of Directors; (d) Eric G. Bradley and Daniel R. Moldenhauer agreed to resign as directors effective December 31, 1997; and (e) Mr. Mallya was elected Chairman of the Board and Chief Executive Officer of the Company. As of the date of this report, Management has not identified any candidates to replace Messrs. Bradley and Moldenhauer as directors.

Also in connection with, and as a condition to, UBA's investment in the Company, UBA and Messrs. Laybourn, Franks, Lovett, John Scahill, and Don Barkley entered into a Shareholders' Agreement that requires the parties to vote their shares in any election of Company directors in favor of four individuals designated by UBA, two independent directors acceptable to UBA, and one individual selected by Michael Laybourn. The Shareholders' Agreement also grants UBA a right of first refusal with respect to any sale of the Company's capital stock by the other parties to the Agreement. The Shareholders' Agreement expires in October 2004.

Immediately before the transaction, the Company's officers, directors, and founders and their spouses owned, in the aggregate, 963,926 shares of the Company's outstanding Common Stock, which represented 41.1% of the outstanding Common Stock (disregarding 300,000 shares of stock issued to BDM Construction Co., Inc. ("BDM") subject to substantial restrictions as security for a debt). Upon completion of the transaction, and the anticipated repayment of the Company's indebtedness to BDM resulting in the cancellation of 300,000 shares held by BDM, UBA will own 2,119,647 shares representing 47.5% of the outstanding shares of Common Stock.

The cash used by UBA to make the investment was generated from UBA's operations and investments and from contributions to capital by UBA's shareholder. The shares of UBA are owned by a foreign corporation, the shares of which are controlled by fiduciaries who may exercise discretion in Mr. Mallya's favor amongst others. Mr. Mallya is the Chairman and Chief Executive Officer of UBA.

Item 2.  Acquisition of Disposition of Assets.

On October 24, 1997, as part of UBA's investment in the Company, the Company acquired 100% of the outstanding interests of Releta Brewing Company LLC ("Releta"), a limited liability company formed by UBA for the purpose of acquiring the North Country Brewery in Saratoga Springs, New York. The brewery was approximately one year old, and was built at an original cost of $8.7 million. The Company paid UBA $5 million in Common Stock valued at $4.25 per share for the interests in Releta. UBA represented to the Company that the $5 million represented UBA's actual combined out of pocket costs incurred in taking possession of the brewery and in connection with certain related transactions.

UBA also agreed to provide funding for the working capital requirements of Releta in an amount not to exceed $1 million until October 24, 1999 or until Releta's operations are profitable, whichever comes first. The funding may be provided directly by UBA or UBA may arrange for such financing by a third party. Any amounts funded will be evidenced by a credit agreement in form customary for such financings and will be secured by a first position security interest in the equity interest in and assets of Releta. The terms of the funding are to be mutually agreeable between UBA and the Company and are to be approved by a majority of the disinterested members of the Board of Directors of the Company.

Before it was acquired by UBA, North Country Brewery brewed and bottled ales sold under the following trademarks: NORTH COUNTRY ALES, WHITE FACE, WHITEFACE, FAT BEAR, and NORTHERN EXPOSURE. Releta filed intent to use applications with the U.S. Patent and Trademark Office for those marks following their abandonment by their previous owner. The Company intends to continue to brew the foregoing brands under those marks, and to brew the Company's own brands at the facility.

Mr. Vijay Mallya, the Chairman of UBA, has also indicated that The UB Group will be willing to contract with Releta to brew The UB Group's Kingfisher brand premium light lager. The terms of any such arrangement have not been agreed upon, but it is anticipated that they will be approved by a majority of the disinterested members of the Board of Directors of the Company.

Items 3-6. (Not Applicable)

Item 7. Financial Statements and Exhibits

The following exhibits are filed as part of this report.

Exhibit
Number               Description of Document
-------              -----------------------

2.1             (A)  Investment Agreement between the Company and United Breweries of
                     America, Inc. dated October 24, 1997

2.2             (A)  Shareholders' Agreement among the Company, United Breweries of America,
                     Inc., H. Michael Laybourn, Norman H. Franks, Michael F. Lovett, John Scahill,
                     and Don Barkley dated October 24, 1997

2.3             (B)  Refundable Deposit Agreement with The UB Group dated May 2, 1997

--------------------------------
                (A)  Incorporated  by  reference  from the Schedule  13D filed with the  Commission on November 3, 1997 by United Breweries of America, Inc. and Vijay Mallya.

                (B)  Incorporated by reference from the Company's Report on Form 10-QSB  for  the quarterly period ended March 31, 1997 previously filed with the Commission.


Items 8-9. (Not Applicable)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              MENDOCINO BREWING COMPANY, INC.



Date:  November 4, 1997                       By  /s/ H. Michael Laybourn
                                                  -----------------------
                                                  H. Michael Laybourn, President

                                      -3-